EXHIBIT 1

                             JOINT FILING AGREEMENT



         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of this Schedule 13D (including further amendments thereto) and further agree that this joint filing agreement be included as an exhibit to such joint filings.

         IN WITNESS WHEREOF, the undersigned hereby execute this joint filing agreement this 22nd. day of June, 1998.



                                           /s/ Alan Gottlich
                                           Alan S. Gottlich

                                           /s/  Lorraine Gottlich
                                           Lorraine S. Gottlich

                                           /s/  Charles Loccisano
                                           Charles N. Loccisano

                                           /s/  Saul Feiger
                                           Saul Feiger


                                           Charles N Loccisano Irrevocable Trust
                                           F/B/O/ Michael Loccisano


                                           By:   /s/  Alan Gottlich
                                           Alan S. Gottlich, Trustee


                                           Charles N Loccisano Irrevocable Trust
                                           F/B/O/ Marisa Loccisano


                                           By:   /s/  Alan Gottlich
                                           Alan S. Gottlich, Trustee